          As filed with the Securities and Exchange Commission on March 23, 2004
                                                     Registration File No.: 333-
--------------------------------------------------------------------------------


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ARMOR HOLDINGS, INC.
               (Exact name of registrant as specified in charter)

             DELAWARE                                            59-3392443
   (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                      1400 MARSH LANDING PARKWAY, SUITE 112
                             JACKSONVILLE, FL 32250
                                 (904) 741-5400

                   (Address, including zip code and telephone
                         number, including area code, of
                        registrant's principal executive
                                    offices)

        FOR CO-REGISTRANTS, SEE "TABLE OF ADDITIONAL REGISTRANTS" BELOW.


      WARREN B. KANDERS, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                              ARMOR HOLDINGS, INC.
                      1400 MARSH LANDING PARKWAY, SUITE 112
                              JACKSONVILLE, FLORIDA
                                 (904) 741-5400

                     (Name, Address, including zip code and
                        telephone number, including area
                          code, of agent for service of
                                    process)
                                 with copies to:
                            ROBERT L. LAWRENCE, ESQ.
                               KANE KESSLER, P.C.
                           1350 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10019
                                 (212) 541-6222

--------------------------------------------------------------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement, as determined by the Registrant.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

----------------------------- --------------------- ------------------------- ------------------------- ------------------
    TITLE OF EACH CLASS                                 PROPOSED MAXIMUM          PROPOSED MAXIMUM          AMOUNT OF
    OF SECURITIES TO BE           AMOUNT TO BE         OFFERING PRICE PER        AGGREGATE OFFERING       REGISTRATION
         REGISTERED             REGISTERED(1)(2)           UNIT(1)(2)               PRICE(1)(2)             FEE(1)(3)
----------------------------- --------------------- ------------------------- ------------------------- ------------------
----------------------------- --------------------- ------------------------- ------------------------- ------------------
Debt Securities (4)
----------------------------- --------------------- ------------------------- ------------------------- ------------------
Guarantees of Debt
   Securities (4)(5)
----------------------------- --------------------- ------------------------- ------------------------- ------------------
Common Stock, par
   value $.01 per share (6)
----------------------------- --------------------- ------------------------- ------------------------- ------------------
Preferred Stock, par value
$.01 per share (7)
----------------------------- --------------------- ------------------------- ------------------------- ------------------
Warrants
----------------------------- --------------------- ------------------------- ------------------------- ------------------
Total.......................       $500,000,000                100%                  $500,000,000            $63,350
----------------------------- --------------------- ------------------------- ------------------------- ------------------


(1) Pursuant to General Instruction II.D. of Form S-3, the table lists each of the classes of securities being registered and the aggregate proceeds to be raised, but does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price.
(2) Such amount in U.S. dollars or the equivalent thereof in foreign currencies, foreign currency units or composite currencies as shall result in an aggregate initial offering price for all securities of $500,000,000. Estimated solely for the purpose of calculating the registration fee.
(3) Pursuant to Rule 457(o), the registration fee has been calculated on the basis of the maximum aggregate offering price of the securities listed.
(4) Any series of debt securities may be guaranteed by one or more co-registrants. If any debt securities are issued at an original issue discount, then such greater amount as may be sold for an aggregate initial offering price of up to the proposed maximum aggregate offering price.
(5) Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered hereby.
(6) Shares of common stock may be issued separately or upon conversion of any of the debt securities, preferred stock, or warrants, each of which are registered hereby. Shares of common stock issued upon conversion of the debt securities and the preferred stock will be issued without the payment of additional consideration. The aggregate amount of common stock registered hereunder is limited, solely for the purpose of any at the market offering, to that which is permissible under Rule 415(a)(4) of the Securities Act of 1933, as amended.
(7) Shares of preferred stock may be issued separately or upon conversion of either of the debt securities or warrants, each of which are registered hereby. Shares of preferred stock issued upon conversion of the debt securities will be issued without the payment of additional consideration.

                       -----------------------------------

       The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                               TABLE OF ADDITIONAL REGISTRANTS
---------------------------------------- ------------------------------- ----------------------- -------------------------------
                                          STATE OR OTHER JURISDICTION                             ADDRESS, INCLUDING ZIP CODE
                                              OF INCORPORATION OR            I.R.S.EMPLOYER          AND TELEPHONE NUMBER,
NAME                                              ORGANIZATION           IDENTIFICATION NUMBER        INCLUDING AREA CODE
---------------------------------------- ------------------------------- ----------------------- -------------------------------
911EP, Inc.                                         Delaware                   13-4213473                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
AHI Bulletproof Acquisition Corp.                   Delaware                   05-0592796                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
AHI Properties I, Inc.                              Delaware                   01-0718252                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
AI Capital Corp.                                    Arizona                    86-0768865                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
Armor Brands, Inc.                                  Delaware                   80-0051043                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
ArmorGroup Services, LLC                            Delaware                   52-2295786                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
Armor Holdings Forensics, Inc.                      Delaware                   59-3678749                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
Armor Holdings GP, LLC                              Delaware                   59-3678751                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
Armor Holdings LP, LLC                              Delaware                   59-3678750                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
Armor Holdings Mobile Security, L.L.C.              Delaware                   59-3753134                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
Armor Holdings Payroll Services, LLC                Delaware                   42-1563404                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
Armor Holdings Products, Inc.                       Delaware                   59-2044869                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
Armor Holdings Properties, Inc.                     Delaware                   59-3410197                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
Armor Safety Products Company                       Delaware                   43-1960312                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
ASD Capital Corp.                                   Arizona                    86-0789385                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
B-Square, Inc.                                       Texas                     75-2508507                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
Break-Free Armor Corp.                              Delaware                   05-0592799                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
Break-Free, Inc.                                    Delaware                   33-0367696                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
Casco International, Inc.                        New Hampshire                 02-0361726                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
CCEC Capital Corp.                                  Arizona                    86-0763929                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
CDR International, Inc.                             Delaware                   56-2010802                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
Defense Technology Corporation of                   Delaware                   83-0318312                      *
America
---------------------------------------- ------------------------------- ----------------------- -------------------------------
Hatch Imports, Inc.                                California                  95-2497492                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
Identicator, Inc.                                   Delaware                   59-3756251                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
International Center for Safety                     Arizona                    86-0787589                      *
Education, Inc.
---------------------------------------- ------------------------------- ----------------------- -------------------------------
Monadnock Lifetime Products, Inc.                   Delaware                   02-0528875                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
Monadnock Lifetime Products, Inc.                New Hampshire                 02-0303656                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------

---------------------------------------- ------------------------------- ----------------------- -------------------------------
                                          STATE OR OTHER JURISDICTION                             ADDRESS, INCLUDING ZIP CODE
                                              OF INCORPORATION OR            I.R.S.EMPLOYER          AND TELEPHONE NUMBER,
NAME                                              ORGANIZATION           IDENTIFICATION NUMBER        INCLUDING AREA CODE
---------------------------------------- ------------------------------- ----------------------- -------------------------------
Monadnock Police Training Council, Inc.          New Hampshire                 02-0423584                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
NAP Properties, Ltd.                               California                  95-4230863                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
NAP Property Managers, LLC                         California                  33-0755818                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
Network Audit Systems, Inc.                         Delaware                   16-1558713                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
New Technologies Armor, Inc.                        Delaware                   93-1221356                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
ODV Holdings Corp.                                  Delaware                   81-0644583                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
O'Gara-Hess & Eisenhardt Armoring                   Delaware                   31-1258139                      *
Company, L.L.C.
---------------------------------------- ------------------------------- ----------------------- -------------------------------
Pro-Tech Armored Products of                     Massachusetts                 04-2989918                      *
Massachusetts, Inc.
---------------------------------------- ------------------------------- ----------------------- -------------------------------
Ramtech Development Corp.                           Delaware                   05-0592801                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
Safari Land Ltd., Inc.                             California                  95-2291390                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
Safariland Government Sales, Inc.                  California                  33-0798807                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
SAI Capital Corp.                                   Arizona                    86-0772587                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
Simula Aerospace & Defense Group, Inc.              Arizona                    86-0742551                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
Simula, Inc.                                        Arizona                    86-0320129                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
Simula Polymers Systems, Inc.                       Arizona                    86-0979231                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
Simula Technologies, Inc.                           Arizona                    86-0842935                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
Simula Transportation Equipment                     Arizona                    86-0742552                      *
Corporation
---------------------------------------- ------------------------------- ----------------------- -------------------------------
Speedfeed Acquisition Corp.                         Delaware                   03-0419829                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------
The O'Gara Company                                    Ohio                     31-1726886                      *
---------------------------------------- ------------------------------- ----------------------- -------------------------------

*The name, address, including zip code, and telephone number of the agent for service of process is Warren B. Kanders at 1400 Marsh Landing Parkway, Suite 112, Jacksonville, Florida 32250, telephone number (904) 741-5400.

        THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THE SECURITIES DESCRIBED HEREIN UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IN WHICH THIS PROSPECTUS IS INCLUDED, IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THE SECURITIES DESCRIBED HEREIN AND IT IS NOT SOLICITING AN OFFER TO BUY THE SECURITIES DESCRIBED HEREIN IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED March 23, 2004.

                                   PROSPECTUS

                              ARMOR HOLDINGS, INC.

                                  $500,000,000

                         DEBT SECURITIES, COMMON STOCK,
                          PREFERRED STOCK AND WARRANTS

                                 ---------------

         We may, from time to time, sell up to $500,000,000 aggregate initial offering price of:

         o our debt securities, in one or more series, which may be either senior debt securities, senior subordinated debt securities, subordinated debt securities or debt securities with any other ranking;

         o    shares of our common stock, par value $0.01 per share;

         o shares of our preferred stock, par value $0.01 per share, in one or more series;

         o    warrants to purchase our debt or equity securities; or

         o    any combination of the foregoing.

         This prospectus also covers guarantees, if any, of our payment obligations under any debt securities, which may be given by certain of our subsidiaries, on terms to be determined at the time of the offering. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. Before you invest, you should carefully read this prospectus, any prospectus supplement, the documents incorporated or deemed to be incorporated by referenced in this prospectus and the additional information described under "Where You Can Find More Information."

         This prospectus provides a general description of the securities we may offer. The specific terms of the securities offered by this prospectus will be set forth in a supplement to this prospectus and will include, among other things:

         o in the case of common stock, the number of shares, purchase price, and terms of the offering and sale thereof;

         o in the case of preferred stock, the number of shares, purchase price, the designation and relative rights, preferences, limitations and restrictions, and the terms of the offering and sale thereof;

         o in the case of debt securities, the specific designation, aggregate principal amount, purchase price, maturity, interest rate, time of payment of interest, terms (if any) for the subordination or redemption thereof, and any other specific terms of the debt securities; and

         o in the case of warrants, the title, aggregate number, price at which it will be issued, exercise price, and designation, aggregate principal amount and terms of the securities issuable upon exercise of the warrants.

         We will sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part any proposed purchase of securities to be made directly or through agents, underwriters or dealers. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

         THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OR SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

         Our common stock trades on the New York Stock Exchange under the symbol "AH." On ___________, 2004, the last reported sale price of our shares on the New York Stock Exchange was $___ per share.


                                 ---------------

         PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS AND IN ANY PROSPECTUS SUPPLEMENT FOR A DESCRIPTION OF THE RISKS YOU SHOULD CONSIDER WHEN EVALUATING THIS INVESTMENT.

                                 ---------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY OTHER PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS __________ __, 2004.

                                                      TABLE OF CONTENTS

                                                                                                          Page
                                                                                                          ----
SUMMARY.......................................................................................................5
RISK FACTORS..................................................................................................7
     Risks Related to Our Industry............................................................................7

         The products we sell are inherently risky and could give rise to product liability and other claims...........................................................................7

         We are subject to extensive government regulation and our failure or inability to comply with these regulations could materially restrict its
         operations and subject us to substantial penalties...................................................8

         We have significant international operations and assets and are therefore subject to additional financial and regulatory risks.................................................9

     Risks Related to Our Business............................................................................11

         Many of our customers have fluctuating budgets which may cause substantial fluctuations in our results of operation.................................................11

         The loss of, or a significant reduction in, U.S. military business would have a material adverse effect on us.................................................................11

         We may lose money or generate less than expected profits on our fixed-price contracts................................................................................12

         Our business is subject to various laws and regulations favoring the U.S.
         government's contractual position, and our failure to comply with such laws and regulations could harm our operating results and prospects..................................12

         Our markets are highly competitive and if we are unable to compete effectively, we will be adversely affected...........................................................12
         There are limited sources for some of our raw materials which may significantly curtail our manufacturing operations...................................................13

         We may be unable to complete or integrate acquisitions effectively, if at all, and as a result may incur unanticipated costs or liabilities or operational difficulties.........................................................................................13

         Our resources may be insufficient to manage the demands imposed by our growth...............................................................................................14

         We are dependent on industry relationships...........................................................14

         We may be unable to protect our proprietary technology, including the technologies we use to furnish the up-armoring of HMMWVS ............................................14

         Technological advances, the introduction of new products, and new design and manufacturing techniques could adversely affect our operations unless we are able to adapt to the resulting change in conditions....................................15

         We may be adversely affected by applicable environmental laws and regulations..........................................................................................15

                                       3

     Risks Related to Ownership of Our Common Stock...........................................................16

         Delaware law may limit possible takeovers............................................................16

         Our certificate of incorporation authorizes the issuance of shares of blank check preferred stock................................................................................16

         The market price for our common stock is volatile....................................................16

         We may issue a substantial amount of our common stock in connection with future acquisitions and the sale of those shares could adversely affect our stock price...............................................................................17

         Our stock price may be adversely affected when additional shares are sold............................17

         Our debt agreements restrict our ability to pay dividends or make other distributions to our stockholders .............................................................17

         We have a high level of debt.........................................................................17

     Risks Relating to the Debt Securities....................................................................19

         Our significant indebtedness could adversely affect our financial health, and prevent us from fulfilling our obligations under the debt securities.............................19

         Not all of our subsidiaries will guarantee our obligations under the debt securities, and the assets of the non-guarantor subsidiaries may not be available to make payments on the debt securities....................................................19

         We will require a significant amount of cash to service our indebtedness and our ability to generate cash depends on many factors beyond our control..............................20

         Covenants in our debt agreements restrict our activities and could adversely affect our business..................................................................................20

         A public market for the debt securities may not develop..............................................21

         Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of debt securities to return payments received from guarantors....................................................................22

THE COMPANY ..................................................................................................23
RECENT DEVELOPMENTS ..........................................................................................24
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................................................25
FORWARD LOOKING STATEMENTS....................................................................................27
USE OF PROCEEDS...............................................................................................28
RATIO OF EARNINGS TO FIXED CHARGES............................................................................28
DESCRIPTION OF THE DEBT SECURITIES............................................................................28
DESCRIPTION OF CAPITAL STOCK..................................................................................33
DESCRIPTION OF WARRANTS.......................................................................................34
DESCRIPTION OF SENIOR INDEBTEDNESS............................................................................35
DESCRIPTION OF SENIOR SUBORDINATED NOTES......................................................................35
PLAN OF DISTRIBUTION..........................................................................................37
WHERE YOU CAN FIND MORE INFORMATION...........................................................................39
EXPERTS.......................................................................................................40
LEGAL MATTERS.................................................................................................40

                                     SUMMARY

         This prospectus is part of a registration statement that Armor Holdings, Inc. and the co-registrants (collectively, the "registrants") filed with the Securities and Exchange Commission (the "Commission") utilizing a "shelf" registration process pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Under this shelf registration process, the registrants may, from time to time, sell any combination of debt securities, common stock, preferred stock and warrants, as described in this prospectus, in one or more offerings up to a total dollar amount of $500,000,000 or the equivalent thereof on the date of issuance in one or more foreign currencies, foreign currency units or composite currencies. This prospectus provides you with a general description of the securities the registrants may offer. Each time the registrants sell securities, the registrants will provide a prospectus supplement that will contain specific information about the terms of that offering. To understand the terms of our securities, you should carefully read this document with the applicable prospectus supplement, which may add, update, or change information. Together, these documents will give the specific terms of the securities we are offering. You should also read the documents we have incorporated by reference in this prospectus and in any prospectus supplement as well as the additional information described under "Where You Can Find More Information."

         We have not authorized any person to give any information or to make any representation in connection with this offering other than those contained or incorporated by reference in this prospectus, and, if given or made, such information or representation must not be relied upon as having been so authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer to sell is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, that the information contained herein is correct as of any time subsequent to its date, or that any information incorporated by reference herein is correct as of any time subsequent to its date.


THE SECURITIES WE MAY OFFER

DEBT SECURITIES

         The terms of each series of debt securities will be detailed or determined in the manner provided in an indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement. We will set forth in a prospectus supplement (including any pricing supplement) relating to any series of debt securities being offered, among other things, the initial offering price, the aggregate principal amount, the price or prices at which we will sell the debt securities, any limit on the aggregate principal amount of the debt securities, the date or dates on which we will pay the principal on the debt securities, and the rate or rates at which the debt securities will bear interest. We have summarized general features of our debt securities under the section entitled "Description of Debt Securities" contained in this prospectus.

COMMON STOCK

         We may issue common stock, par value $0.01 per share. Holders of our common stock are entitled to receive dividends when declared by our board of directors, subject to the rights of holders of our preferred shares, if any. Each holder of common shares is entitled to one vote per share. The holders of common shares have no preemptive or cumulative voting rights. Our credit facility and our indenture governing our senior subordinated notes due 2013 (the "8 1/4% notes") contain restrictions on our ability to pay dividends or make other distributions.

PREFERRED STOCK

         We may issue preferred stock, par value $0.01 per share, in one or more series. Subject to the terms of our governing documents and applicable Delaware law, our board of directors will determine the dividend, voting, conversion and other rights and preferences of the series of preferred stock being offered.

WARRANTS

         We may issue warrants for the purchase of debt securities, preferred stock or common stock either independently or together with other securities. Each warrant will entitle the holder to purchase the principal amount of our debt securities, or the number of shares of preferred stock or common stock, at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

                                 ---------------

         The mailing address and telephone number of our principal executive offices are 1400 Marsh Landing Parkway, Suite 112, Jacksonville, Florida 32250,
(904) 741-5400.

                                  RISK FACTORS

         Before you invest in any of our securities, you should be aware of various risks, including those described below. You should carefully consider these risk factors, together with all of the other information included or incorporated by reference in this prospectus and in the prospectus supplement, before you decide whether to purchase any of our securities. The risks set out below are not the only risks we face. Interested persons should carefully consider the risks described below in evaluating our company and our business, financial condition, and results of operations. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impair our business and financial situation.

         If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the trading price of our securities could decline, and you may lose all or part of your investment.

                          RISKS RELATED TO OUR INDUSTRY

THE PRODUCTS WE SELL ARE INHERENTLY RISKY AND COULD GIVE RISE TO PRODUCT LIABILITY AND OTHER CLAIMS.

         The products that we manufacture are typically used in applications and situations that involve high levels of risk of personal injury. Failure to use our products for their intended purposes, failure to use them properly, their malfunction, or, in some limited circumstances, even correct use of our products, could result in serious bodily injury or death. Our products include: body armor and plates designed to protect against ballistic and sharp instrument penetration; less-lethal products such as less-lethal munitions, pepper sprays, distraction devices and flameless expulsion grenades; various models of police batons; rotary and fixed-wing aircraft seating systems; parachutes; vehicle and hard armoring systems; and police duty gear.

         Claims have been made and are pending against certain of our subsidiaries, involving permanent physical injury and death caused by self-defense sprays and other munitions intended to be less-lethal. In addition, the manufacture and sale of certain less-lethal products may be the subject of product liability claims arising from the design, manufacture or sale of such goods. If these claims are decided against us and we are found to be liable, we may be required to pay substantial damages and our insurance costs may increase significantly as a result. Also, a significant or extended lawsuit, such as a class action, could also divert significant amounts of management's time and attention. We cannot assure you that our insurance coverage would be sufficient to cover the payment of any potential claim. In addition, we cannot assure you that this or any other insurance coverage will continue to be available or, if available, that we will be able to obtain it at a reasonable cost. Our cost of obtaining insurance coverage has risen substantially since September 11, 2001. Any material uninsured loss could have a material adverse effect on our business, financial condition and results of operations. In addition, the inability to obtain product liability coverage would prohibit us from bidding for orders from certain governmental customers since, at present, many bids from governmental entities require such coverage, and any such inability would have a material adverse effect on our business, financial condition and results of operations.

         Both private claimants and State Attorneys General have already commenced legal action against Second Chance Body Armor based upon its Ultima(R)and Ultimax(R)model vests. Second Chance Body Armor licenses from Simula, one of our indirect subsidiaries, a certain patented technology which is used in some of the body armor it manufactures, but to our knowledge, no lawsuit has yet been brought against Second Chance Body Armor based upon this licensed technology, although a letter was received by Simula from an attorney representing a police officer who was injured while wearing a Second Chance Body Armor vest alleging potential liability against Simula. In addition, the U.S. Attorney General has asked the U.S. Department of Justice to investigate the claims regarding the Zylon(R)vests. As Simula has licensed its technology to Second Chance Body Armor, it may be impacted by the pending claims against Second Chance Body Armor and the investigation being conducted by the U.S. Department of Justice. If Simula is included in the claims pending against Second Chance Body Armor and the investigation being conducted by the U.S. Department of Justice, we cannot assure you that any judgment, settlement or resolution against Simula will not have a material adverse effect on Simula's business, financial condition and results of operations.

         The National Institute of Justice (NIJ) is engaged in an ongoing inquiry and investigation of bullet-resistant vests and the protocol for testing used vests, as well as the reliability of Zylon and other fibers. We have consulted with and cooperated fully with the NIJ in this endeavor. To date, the NIJ has embarked only in its first phase of testing, which entails vests that have been heavily worn or exposed to adverse conditions, and which involves modified ballistic standards applicable to new vests. Although some of the vests tested, including ours, experienced some level of penetration, the NIJ specifically warned against the misuse and misinterpretation of these results, emphasizing that the data produced so far is preliminary in nature, applies to a very small sample size and therefore it is not possible to draw any statistically-based conclusions from these results. The NIJ will continue to conduct further testing and analyze these issues in order to determine if any conclusions can be reached as to the performance and reliability of aged vests. We have requested the NIJ to provide us with its testing data, and we intend to evaluate and review the NIJ results in our continuing effort to assist the NIJ in developing uniform standards for certification of new vests and the testing of used vests. The NIJ continues to encourage law enforcement officers to wear body armor, in light of the fact that "the lives of more than 2,700 law enforcement officers have been saved by the use of bullet-resistant body armor over the past 30 years."

WE ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION AND OUR FAILURE OR INABILITY TO COMPLY WITH THESE REGULATIONS COULD MATERIALLY RESTRICT OUR OPERATIONS AND SUBJECT US TO SUBSTANTIAL PENALTIES.

         We are subject to federal licensing requirements with respect to the sale in foreign countries of certain of our products. In addition, we are obligated to comply with a variety of federal, state and local regulations, both domestically and abroad, governing certain aspects of our operations and workplace, including regulations promulgated by, among others, the U.S. Departments of Commerce, State and Transportation, the Federal Aviation Administration, the U.S. Environmental Protection agency and the U.S. Bureau of Alcohol, Tobacco and Firearms. The U.S. Bureau of Alcohol, Tobacco, and Firearms also regulates us as a result of our manufacturing of certain destructive devices and by the use of ethyl alcohol in certain products. We also ship hazardous goods, and in doing so, must comply with the regulations of the U.S. Department of Transportation for packaging and labeling. Additionally, the failure to obtain applicable governmental approval and clearances could adversely affect our ability to continue to service the government contracts we maintain. Furthermore, we have material contracts with governmental entities and are subject to rules, regulations and approvals applicable to government contractors. We are also subject to routine audits to assure our compliance with these requirements. We have become aware that we are not in full compliance with certain regulations governing the export of equipment and related technology used for military purposes that are applicable to certain of our products. We have undertaken steps to comply with these regulations and to help ensure compliance in the future. We do not believe that such noncompliance will have a material adverse effect on our business. In addition, a number of our employees involved with certain of our federal government contracts are required to obtain specified levels of security clearances. Our business may suffer if we or our employees are unable to obtain the security clearances that are needed to perform services contracted for the Department of Defense, one of our major customers. Our failure to comply with these contract terms, rules or regulations could expose us to substantial penalties, including the loss of these contracts and disqualification as a U.S. government contractor.

         Like other companies operating internationally, we are subject to the Foreign Corrupt Practices Act and other laws which prohibit improper payments to foreign governments and their officials by U.S. and other business entities. We operate in countries known to experience endemic corruption. Our extensive operations in such countries creates risk of an unauthorized payment by one of our employees or agents which would be in violation of various laws including the Foreign Corrupt Practices Act. Violations of the Foreign Corrupt Practices Act may result in severe criminal penalties which could have a material adverse effect on our business, financial condition and results of operations.

WE HAVE SIGNIFICANT INTERNATIONAL OPERATIONS AND ASSETS AND ARE THEREFORE SUBJECT TO ADDITIONAL FINANCIAL AND REGULATORY RISKS.

         We sell our products in foreign countries and seek to increase our level of international business activity. Our overseas operations are subject to various risks, including: U.S.-imposed embargoes of sales to specific countries (which could prohibit sales of our products there); foreign import controls (which may be arbitrarily imposed and enforced and which could interrupt our supplies or prohibit customers from purchasing our products); exchange rate fluctuations; dividend remittance restrictions; expropriation of assets; war, civil uprisings and riots; government instability; the necessity of obtaining government approvals for both new and continuing operations; and legal systems of decrees, laws, taxes, regulations, interpretations and court decisions that are not always fully developed and that may be retroactively or arbitrarily applied.

         One component of our strategy is to expand our operations into selected international markets. Military procurement, for example, has traditionally had a large international base. Countries in which we are actively marketing include Germany, Canada, France, Italy, the United Kingdom, Norway, Japan, India, Korea and Australia. We, however, may be unable to execute our business model in these markets or new markets. Further, foreign providers of competing products and services may have a substantial advantage over us in attracting consumers and businesses in their country due to earlier established businesses in that country, greater knowledge with respect to the cultural differences of consumers and businesses residing in that country and/or their focus on a single market. We expect to continue to experience higher costs as a percentage of revenues in connection with the development and maintenance of international products and services. In pursuing our international expansion strategy, we face several additional risks, including:

         o foreign laws and regulations, which may vary country by country, that may impact how we conduct our business;

         o higher costs of doing business in foreign countries, including different employment laws;

         o potential adverse tax consequences if taxing authorities in different jurisdictions worldwide disagree with their interpretation of various tax laws or their determinations as to the income and expenses attributable to specific jurisdictions, which could result in our paying additional taxes, interest and penalties;

         o technological differences that vary by marketplace, which we may not be able to support;

         o    longer payment cycles and foreign currency fluctuations;

         o    economic downturns; and

         o revenue growth outside of the United States may not continue at the same rate if it is determined that we have already launched our products and services in the most significant markets.

         We may also be subject to unanticipated income taxes, excise duties, import taxes, export taxes or other governmental assessments. In addition, a percentage of the payments to us in our international markets are often in local currencies. Although most of these currencies are presently convertible into U.S. dollars, we cannot be sure that convertibility will continue. Even if currencies are convertible, the rate at which they convert is subject to substantial fluctuation. Our ability to transfer currencies into or out of local currencies may be restricted or limited. Any of these events could result in a loss of business or other unexpected costs which could reduce revenue or profits and have a material adverse effect on our business, financial condition and results of operations.

         We routinely operate in areas where local government policies regarding foreign entities and the local tax and legal regimes are often uncertain, poorly administered and in a state of flux. We cannot, therefore, be certain that we are in compliance with, or will be protected by, all relevant local laws and taxes at any given point in time. A subsequent determination that we failed to comply with relevant local laws and taxes could have a material adverse effect on our business, financial condition and results of operations.

     One or more of these factors could adversely effect our future international operations and, consequently, could have a material adverse effect on our business, financial condition and results of operation.

                          RISKS RELATED TO OUR BUSINESS

MANY OF OUR CUSTOMERS HAVE FLUCTUATING BUDGETS WHICH MAY CAUSE SUBSTANTIAL FLUCTUATIONS IN OUR RESULTS OF OPERATIONS.

         Customers for our products include federal, state, municipal, foreign and military, law enforcement and other governmental agencies. Government tax revenues and budgetary constraints, which fluctuate from time to time, can affect budgetary allocations for these customers. Many domestic and foreign government agencies have in the past experienced budget deficits that have led to decreased spending in defense, law enforcement and other military and security areas. Our results of operations may be subject to substantial period-to-period fluctuations because of these and other factors affecting military, law enforcement and other governmental spending. For example, we attribute part of the decline in our Products Division revenue during the first quarter of 2001 with the timing of the Bulletproof Vest Partnership Act, which provides federal matching funds to law enforcement agencies purchasing bullet resistant vests. We believe that many agencies delayed their purchasing decisions during the first quarter of 2001 until such federal funds were fully allocated. A reduction of funding for federal, state, municipal, foreign and other governmental agencies could have a material adverse effect on sales of our products and our business, financial condition and results of operations.

THE LOSS OF, OR A SIGNIFICANT REDUCTION IN, U.S. MILITARY BUSINESS WOULD HAVE A MATERIAL ADVERSE EFFECT ON US.

         U.S. military contracts account for a significant portion of our business. The U.S. military funds these contracts in annual increments. These contracts require subsequent authorization and appropriation that may not occur or that may be greater than or less than the total amount of the contract. Changes in the U.S. military's budget, spending allocations, and the timing of such spending could adversely affect our ability to receive future contracts. None of our contracts with the U.S. military have a minimum purchase commitment and the U.S. military generally has the right to cancel its contracts unilaterally without prior notice. We are the sole-source provider to the U.S. military for up-armoring of the U.S. military's High Mobility Multipurpose Wheeled Vehicles ("HMMWVs"). The HMMWVs are manufactured by AM General Corporation under separate U.S. military contracts. Should production or deliveries of HMMWVs be significantly interrupted, or should other single source suppliers significantly interrupt deliveries of our components for up-armoring the HMMWVs, we will not be able to deliver such up-armoring systems for the HMMWVs to the U.S. military on schedule, which could have a material adverse effect on our business, financial condition and results of operations. We also manufacture for the U.S. military helicopter seating systems, aircraft and land vehicle armor systems, protective equipment for military personnel and other technologies used to protect soldiers in a variety of life-threatening or catastrophic situations. The loss of, or a significant reduction in, U.S. military business for our helicopter seating systems, aircraft and land vehicle armor systems and other protective equipment could have a material adverse effect on our business, financial condition and results of operations.

WE MAY LOSE MONEY OR GENERATE LESS THAN EXPECTED PROFITS ON OUR FIXED-PRICE CONTRACTS.

         Some of our government contracts provide for a predetermined, fixed price for the products we make regardless of the costs we incur. Therefore, fixed-price contracts require us to price our contracts by forecasting our expenditures. When making proposals for fixed-price contracts, we rely on our estimates of costs and timing for completing these projects. These estimates reflect management's judgments regarding our capability to complete projects efficiently and timely. Our production costs may, however, exceed forecasts due to unanticipated delays or increased cost of materials, components, labor, capital equipment or other factors. Therefore, we may incur losses on fixed price contracts that we had expected to be profitable, or such contracts may be less profitable than expected, which could have a material adverse effect on our business, financial condition and results of operations.

OUR BUSINESS IS SUBJECT TO VARIOUS LAWS AND REGULATIONS FAVORING THE U.S. GOVERNMENT'S CONTRACTUAL POSITION, AND OUR FAILURE TO COMPLY WITH SUCH LAWS AND REGULATIONS COULD HARM OUR OPERATING RESULTS AND PROSPECTS.

         As a contractor to the U.S. government, we must comply with laws and regulations relating to the formation, administration and performance of the federal government contracts that affect how we do business with our clients and may impose added costs on our business. These rules generally favor the U.S. government's contractual position. For example, these regulations and laws include provisions that subject contracts we have been awarded to:

         o    protest or challenge by unsuccessful bidders; and

         o unilateral termination, reduction or modification by the government.

         The accuracy and appropriateness of certain costs and expenses used to substantiate our direct and indirect costs for the U.S. government under both cost-plus and fixed-price contracts are subject to extensive regulation and audit by the Defense Contract Audit Agency, an arm of the U.S. Department of Defense. Responding to governmental audits, inquiries or investigations may involve significant expense and divert management's attention. Our failure to comply with these or other laws and regulations could result in contract termination, suspension or debarment from contracting with the federal government, civil fines and damages and criminal prosecution and penalties, any of which could have a material adverse effect on our business, financial condition and results of operations.

OUR MARKETS ARE HIGHLY COMPETITIVE AND IF WE ARE UNABLE TO COMPETE EFFECTIVELY, WE WILL BE ADVERSELY AFFECTED.

         The markets in which we operate include a large number of competitors ranging from small businesses to multinational corporations and are highly competitive. Competitors who are larger, better financed and better known than us may compete more effectively than we can. In order to stay competitive in our industry, we must keep pace with changing technologies and client preferences. If we are unable to differentiate our services from those of our competitors, our revenues may decline. In addition, our competitors have established relationships among themselves or with third parties to increase their ability to address client needs. As a result, new competitors or alliances among competitors may emerge and compete more effectively than we can. There is also a significant industry trend towards consolidation, which may result in the emergence of companies which are better able to compete against us.

THERE ARE LIMITED SOURCES FOR SOME OF OUR RAW MATERIALS WHICH MAY SIGNIFICANTLY CURTAIL OUR MANUFACTURING OPERATIONS.

         The raw materials that we use in manufacturing ballistic resistant garments and up-armored vehicles include: SpectraShield, a patented product of Honeywell, Inc.; Z-Shield, a patented product of Honeywell, Inc.; Zylon, a patented product of Toyobo Co., Ltd.; Kevlar, a patented product of E.I. du Pont de Nemours Co., Inc., or DuPont; and Twaron, a patented product of Akzo-Nobel Fibers, B.V. We purchase these materials in the form of woven cloth from five independent weaving companies. In the event Du Pont or its licensee in Europe cease, for any reason, to produce or sell Kevlar to us, we would utilize these other ballistic resistant materials as a substitute. However, none of SpectraShield, Twaron, Z-Shield or Zylon is expected to become a complete substitute for Kevlar in the near future. We enjoy a good relationship with our suppliers of Kevlar, SpectraShield, Twaron, Z-Shield and Zylon. The use of Zylon and Z-Shield in the design of ballistic resistant vests is a recent technological advancement that is subject to continuing development and study. Toyobo is the only producer of Zylon, and Honeywell is the only producer of Z-Shield. Should these materials become unavailable for any reason, we would be unable to replace them with materials of like weight and strength. Thus, if our supply of any of these materials were materially reduced or cut off or if there was a material increase in the prices of these materials, our manufacturing operations could be adversely affected and our costs increased, and our business, financial condition and results of operations could be materially adversely affected.

WE MAY BE UNABLE TO COMPLETE OR INTEGRATE ACQUISITIONS EFFECTIVELY, IF AT ALL, AND AS A RESULT MAY INCUR UNANTICIPATED COSTS OR LIABILITIES OR OPERATIONAL DIFFICULTIES.

         We intend to grow through the acquisition of businesses and assets that will complement our current businesses. We cannot be certain that we will be able to identify attractive acquisition targets, obtain financing for acquisitions on satisfactory terms or successfully acquire identified targets. Furthermore, we may have to divert our management's attention and our financial and other resources from other areas of our business. Our inability to implement our acquisition strategy successfully may hinder the expansion of our business. Because we depend in part on acquiring new businesses and assets to develop and offer new products, failure to implement our acquisition strategy may also adversely affect our ability to offer new products in line with industry trends.

         We may not be successful in integrating acquired businesses into our existing operations. Integration may result in unanticipated liabilities or unforeseen operational difficulties, which may be material, or require a disproportionate amount of management's attention. Acquisitions may result in us incurring additional indebtedness or issuing preferred stock or additional common stock. Competition for acquisition opportunities in the industry may rise, thereby increasing our cost of making acquisitions or causing us to refrain from making further acquisitions. In addition, the terms and conditions of our secured revolving credit facility and the indenture governing our 8 1/4% notes impose restrictions on us that, among other things, restrict our ability to make acquisitions.

OUR RESOURCES MAY BE INSUFFICIENT TO MANAGE THE DEMANDS IMPOSED BY OUR GROWTH.

         We have rapidly expanded our operations, and this growth has placed significant demands on our management, administrative, operating and financial resources. The continued growth of our customer base, the types of services and products offered and the geographic markets served can be expected to continue to place a significant strain on our resources. In addition, we cannot easily identify and hire personnel qualified both in the provision and marketing of our security services and products. Our future performance and profitability will depend in large part on our ability to attract and retain additional management and other key personnel; our ability to implement successful enhancements to our management, accounting and information technology systems; and our ability to adapt those systems, as necessary, to respond to growth in our business.

WE ARE DEPENDENT ON INDUSTRY RELATIONSHIPS.

         A number of our products are components in our customers' final products. Accordingly, to gain market acceptance, we must demonstrate that our products will provide advantages to the manufacturers of final products, including increasing the safety of their products, providing such manufacturers with competitive advantages or assisting such manufacturers in complying with existing or new government regulations affecting their products. There can be no assurance that our products will be able to achieve any of these advantages for the products of our customers. Furthermore, even if we are able to demonstrate such advantages, there can be no assurance that such manufacturers will elect to incorporate our products into their final products, or if they do, that our products will be able to meet such customers' manufacturing requirements. Additionally, there can be no assurance that our relationships with our manufacturer customers will ultimately lead to volume orders for our products. The failure of manufacturers to incorporate our products into their final products could have a material adverse effect on our business, financial condition and results of operations.

WE MAY BE UNABLE TO PROTECT OUR PROPRIETARY TECHNOLOGY, INCLUDING THE TECHNOLOGIES WE USE TO FURNISH THE UP-ARMORING OF HMMWVS.

         We are dependent upon a variety of methods and techniques that we regard as proprietary trade secrets. We are also dependent upon a variety of trademarks, service marks and designs to promote brand name development and recognition. We rely on a combination of trade secret, copyright, patent, trademark, unfair competition and other intellectual property laws as well as contractual agreements to protect our rights to such intellectual property. Due to the difficulty of monitoring unauthorized use of and access to intellectual property, however, such measures may not provide adequate protection. It is possible that our competitors may access our intellectual property and proprietary information and use it to their advantage. In addition, there can be no assurance that courts will always uphold our intellectual property rights, or enforce the contractual arrangements that we have entered into to protect our proprietary technology. Any unenforceability or misappropriation of our intellectual property could have a material adverse effect on our business, financial condition and results of operations. Furthermore, we cannot assure you that any pending patent application or trademark application made by us will result in an issued patent or registered trademark, or that, if a patent is issued, it will provide meaningful protection against competitors or competitor technologies. In addition, if we bring or become subject to litigation to defend against claimed infringement of our rights or of the rights of others or to determine the scope and validity of our intellectual property rights, such litigation could result in substantial costs and diversion of our resources which could have a material adverse effect on our business, financial condition and results of operations. Unfavorable results in such litigation could also result in the loss or compromise of our proprietary rights, subject us to significant liabilities, require us to seek licenses from third parties on unfavorable terms, or prevent us from manufacturing or selling our products, any of which could have a material adverse effect on our business, financial condition and results of operations.

TECHNOLOGICAL ADVANCES, THE INTRODUCTION OF NEW PRODUCTS, AND NEW DESIGN AND MANUFACTURING TECHNIQUES COULD ADVERSELY AFFECT OUR OPERATIONS UNLESS WE ARE ABLE TO ADAPT TO THE RESULTING CHANGE IN CONDITIONS.

         Our future success and competitive position depend to a significant extent upon our proprietary technology. We must make significant investments to continue to develop and refine our technologies. We will be required to expend substantial funds for and commit significant resources to the conduct of continuing research and development activities, the engagement of additional engineering and other technical personnel, the purchase of advanced design, production and test equipment, and the enhancement of design and manufacturing processes and techniques. Our future operating results will depend to a significant extent on our ability to continue to provide design and manufacturing services for new products that compare favorably on the basis of time to introduction, cost and performance with the design and manufacturing capabilities. The success of new design and manufacturing services depends on various factors, including utilization of advances in technology, innovative development of new solutions for customer products, efficient and cost-effective services, timely completion and delivery of new product solutions and market acceptance of customers' end products. Because of the complexity of our products, we may experience delays from time to time in completing the design and manufacture of new product solutions. In addition, there can be no assurance that any new product solutions will receive or maintain customer or market acceptance. If we are unable to design and manufacture solutions for new products of our customers on a timely and cost-effective basis, such inability could have a material adverse effect on our business, financial condition and results of operations.

WE MAY BE ADVERSELY AFFECTED BY APPLICABLE ENVIRONMENTAL LAWS AND REGULATIONS.

         We are subject to federal, state, local and foreign laws and regulations governing the protection of the environment and human health, including those regulating discharges to the air and water, the management of wastes, and the control of noise and odors. We cannot assure you that we are at all times in complete compliance with all such requirements. Like all companies in our industry, we are subject to potentially significant fines or penalties if we fail to comply with environmental requirements. Environmental requirements are complex, change frequently, and could become more stringent in the future. Accordingly, we cannot assure you that these requirements will not change in a manner that will require material capital or operating expenditures or will otherwise have a material adverse effect on us in the future. In addition, we are also subject to environmental laws requiring the investigation and clean-up of environmental contamination. We may be subject to liability, including liability for clean-up costs, if contamination is discovered at one of our current or former facilities, in some circumstances even if such contamination was caused by a third party such as a prior owner. We also may be subject to liability if contamination is discovered at a landfill or other location where we have disposed of wastes, notwithstanding that its historic disposal practices may have been in accordance with all applicable requirements. We use Orthochlorabenzalmalononitrile and Chloroacetophenone chemical agents in connection with our production of tear gas, and these chemicals are hazardous and could cause environmental damage if not handled and disposed of properly. Moreover, private parties may bring claims against us based on alleged adverse health impacts or property damage caused by our operations. The amount of liability for cleaning up contamination or defending against private party claims could be material.

                 RISKS RELATED TO OWNERSHIP OF OUR COMMON STOCK

DELAWARE LAW MAY LIMIT POSSIBLE TAKEOVERS.

         Our certificate of incorporation makes us subject to the anti-takeover provisions of Section 203 of the General Corporation Law of the State of Delaware. In general, Section 203 prohibits publicly-held Delaware corporations to which it applies from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. This provision could discourage others from bidding for our shares and could, as a result, reduce the likelihood of an increase in our stock price that would otherwise occur if a bidder sought to buy our stock.

OUR CERTIFICATE OF INCORPORATION AUTHORIZES THE ISSUANCE OF SHARES OF BLANK CHECK PREFERRED STOCK.

         Our certificate of incorporation provides that our board of directors will be authorized to issue from time to time, without further stockholder approval, up to 5,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, including sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of any series. Such shares of preferred stock could have preferences over our common stock with respect to dividends and liquidation rights. We may issue additional preferred stock in ways which may delay, defer or prevent a change in control of us without further action by our stockholders. Such shares of preferred stock may be issued with voting rights that may adversely affect the voting power of the holders of our common stock by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights.

THE MARKET PRICE FOR OUR COMMON STOCK IS VOLATILE.

         The market price for our common stock may be highly volatile. We believe that a variety of factors, including announcements by us or our competitors, quarterly variations in financial results, trading volume, general market trends and other factors, could cause the market price of our common stock to fluctuate substantially. Additionally, due to our relatively modest size, our winning or losing a large contract may have the effect of distorting our overall financial results.

WE MAY ISSUE A SUBSTANTIAL AMOUNT OF OUR COMMON STOCK IN CONNECTION WITH FUTURE ACQUISITIONS AND THE SALE OF THOSE SHARES COULD ADVERSELY AFFECT OUR STOCK PRICE.

         As part of our acquisition strategy, we anticipate issuing additional shares of common stock as consideration for such acquisitions. To the extent that we are able to grow through acquisitions and issue our shares of common stock as consideration, the number of outstanding shares of common stock that will be eligible for sale in the future is likely to increase substantially. Persons receiving shares of our common stock in connection with these acquisitions may be more likely to sell large quantities of their common stock that may influence the price of our common stock. In addition, the potential issuance of additional shares in connection with anticipated acquisitions could lessen demand for our common stock and result in a lower price than would otherwise be obtained.

OUR STOCK PRICE MAY BE ADVERSELY AFFECTED WHEN ADDITIONAL SHARES ARE SOLD.

         If our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could fall. These sales might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate and may require us to issue greater amounts of our common stock to finance future acquisitions. Additional shares sold to finance acquisitions may dilute our earnings per share if the new operations' earnings are disappointing.

OUR DEBT AGREEMENTS RESTRICT OUR ABILITY TO PAY DIVIDENDS OR MAKE OTHER DISTRIBUTIONS TO OUR STOCKHOLDERS.

         Our debt agreements, such as the indenture governing the 8 1/4% senior subordinated notes and the senior credit facility, contain covenants that limit our ability to pay dividends or make other distributions to our stockholders. We intend to seek an amendment to each of our debt agreements so that we can pay dividends or make other distributions to our stockholders. However, we cannot assure you that we will obtain the amendments necessary to allow us to pay dividends or make other distributions to our stockholders.

WE HAVE A HIGH LEVEL OF DEBT.

         Our high level of debt could have important consequences to you and to us. For example:

         o No payment of any kind may be made to our common stockholders without first meeting our obligations under our senior credit facility and the indenture governing our 8 1/4% notes;

         o We may become more vulnerable to general adverse economic and industry conditions and adverse changes in governmental regulations;

         o We may have to dedicate a substantial portion of our cash flow from operations to make payments required under our senior credit facility and the 8 1/4% notes, reducing the availability of cash flow to fund future capital expenditures, working capital, execution of our growth strategy, research and development costs and other general corporate requirements;

         o We may have limited flexibility in planning for, or reacting to, changes in our business and our industry, which may place us at a competitive disadvantage compared with competitors that have less debt or more financial resources;

         o We may have limited ability to borrow additional funds, even when necessary to maintain adequate liquidity; and

         o The terms of our senior credit facility and the indenture governing the 8 1/4% notes will allow us to incur substantial amounts of additional debt, subject to certain limitations. We might incur additional debt for various reasons, including to pay for additional acquisitions that we may make and assuming debt of companies that we may acquire.

                      RISKS RELATING TO THE DEBT SECURITIES

OUR SIGNIFICANT INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH, AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE DEBT SECURITIES.

         We have a significant amount of indebtedness. Our significant indebtedness could:

         o make it more difficult for us to satisfy our obligations with respect to the debt securities;

         o increase our vulnerability to general adverse economic and industry conditions;

         o require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes;

         o limit our flexibility in planning for, or reacting to, changes in our business and the markets in which we operate;

         o place us at a competitive disadvantage compared to our competitors that have less debt; and

         o    limit, among other things, our ability to borrow additional funds.

         The terms of the indenture governing the 8 1/4% notes and the senior credit facility allow us to issue and incur additional debt upon satisfaction of certain conditions. See "Description of Senior Subordinated Notes" for a description of our 8 1/4% notes and the related indenture and "Description of Senior Indebtedness" for a description of our senior credit facility. If new debt is added to current debt levels, the related risks described above could increase.

NOT ALL OF OUR SUBSIDIARIES WILL GUARANTEE OUR OBLIGATIONS UNDER THE DEBT SECURITIES, AND THE ASSETS OF THE NON-GUARANTOR SUBSIDIARIES MAY NOT BE AVAILABLE TO MAKE PAYMENTS ON THE DEBT SECURITIES.

         Our present and future subsidiaries may guarantee the debt securities. Payments on the debt securities are only required to be made by us and the subsidiary guarantors. Our non-guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities or the guarantees or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Any right that we or the subsidiary guarantors have to receive any assets of any of the non-guarantor subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of the holders of debt securities to realize proceeds from the sale of any of those subsidiaries' assets, will be effectively subordinated to the claims of those subsidiaries' creditors, including trade creditors and holders of debt of those subsidiaries.

         In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their liabilities, including their trade creditors, will be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. As a result, the debt securities are effectively subordinated to all indebtedness and other liabilities of the non-guarantor subsidiaries.

WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH TO SERVICE OUR INDEBTEDNESS AND OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

         Our ability to make payments on or refinance our debt, including the debt securities, will depend largely upon our future operating performance and cash flow. Our future operating performance and cash flow are subject to many factors, including general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

         We cannot assure you that our business will generate cash flow from operations in an amount sufficient to enable us to pay the interest and principal on our debt, including the debt securities, or to fund our other liquidity needs. If we are unable to meet our debt service requirements, we may have to renegotiate the terms of our debt. We cannot assure you that we will be able to renegotiate or refinance any of our debt on commercially reasonable terms or at all. In addition, prior to the repayment of the debt securities, we will be required to repay or refinance our new senior credit facility and, perhaps, any other senior debt we incur. Any new debt we incur may have a shorter maturity than the debt securities. Payment of such debt will reduce the amount of funds available for us to make payments on the debt securities.

         If we are unable to refinance our debt or obtain new financing under these circumstances, we would have to consider other options, such as sales of certain assets to meet our debt service obligations or diverting cash, if available, that would have been used for other business purposes. These options may not be feasible or prove adequate, and may also adversely affect our operations or the implementation of our business plans. Our senior credit facility and the indenture governing the debt securities may restrict, or market or business conditions may limit, our ability to do some of these things. Non-payment or other non-compliance with our senior credit facility, the indenture or the instruments governing our other debt could result in an event of default under our senior credit facility, the indenture or the instruments governing our other debt, which could also trigger an event of default under the debt securities.

COVENANTS IN OUR DEBT AGREEMENTS RESTRICT OUR ACTIVITIES AND COULD ADVERSELY AFFECT OUR BUSINESS.

         Our debt agreements, such as the indenture governing the 8 1/4% senior subordinated notes and the new senior credit facility, contain various covenants that limit our ability and the ability of our restricted subsidiaries to engage in a variety of transactions under certain circumstances, including:

         o    incurring additional debt;

         o    issuing preferred stock;

         o paying dividends or making other distributions on, and redeeming or repurchasing, capital stock;

         o    making investments or other restricted payments;

         o    entering into transactions with affiliates;

         o    engaging in sale and leaseback transactions;

         o    issuing stock of restricted subsidiaries;

         o    selling assets;

         o    creating liens on assets to secure debt; or

         o    effecting a consolidation or merger.

         These covenants limit our operational flexibility and could prevent us from taking advantage of business opportunities as they arise, growing our business or competing effectively. In addition, our new senior credit facility requires us to maintain specified financial ratios and satisfy other financial condition tests. Our ability to meet these financial ratios and tests can be affected by events beyond our control, and we cannot assure you that we will meet these tests.

         A breach of any of these covenants or other provisions in any of our debt agreements could result in an event of default under that agreement, which if not cured or waived, could result in such debt becoming immediately due and payable. This, in turn, could cause our other debt to become due and payable as a result of cross-acceleration provisions contained in the agreements governing such other debt. In the event that some or all of our debt is accelerated and becomes immediately due and payable, we may not have the funds to repay, or the ability to refinance, all or any of such debt. In addition, in the event that the debt securities become immediately due and payable, as a result of the subordination provisions of the debt securities, the holders of the debt securities would not be entitled to receive any payment in respect of the debt securities until all of our senior debt has been paid in full.

A PUBLIC MARKET FOR THE DEBT SECURITIES MAY NOT DEVELOP.

         There can be no assurance that a public market for the debt securities will develop or, if such a market develops, as to the liquidity of the market. If a market were to develop, the debt securities could trade at prices that may be higher or lower than their principal amount. We do not intend to apply for listing of the debt securities on any securities exchange or for quotation of the debt securities on any automated quotation system. If an active public market does not develop or continue, the market price and liquidity of the debt securities may be adversely affected.

         In addition, the liquidity of the trading market in the debt securities, and the market price quoted for the debt securities, may be adversely affected by changes in the overall market for high-yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for the debt securities.

FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE HOLDERS OF DEBT SECURITIES TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

         If a bankruptcy case or lawsuit is initiated by unpaid creditors of any guarantor, the debt represented by the guarantees entered into by the guarantors may be reviewed under the Federal bankruptcy law and comparable provisions of state fraudulent transfer laws. Under these laws, a guarantee could be voided, or claims in respect of the guarantee could be subordinated to certain obligations of a guarantor if, among other things, the guarantor, at the time it entered into the guarantee:

         o received less than reasonably equivalent value or fair consideration for entering into the guarantee; and

         o    either:

              o was insolvent or rendered insolvent by reason of entering into a guarantee; or

              o was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

              o intended to incur, or believed that it would incur, debts or contingent liabilities beyond its ability to pay them as they become due.

         In addition, any payment by a guarantor could be voided and required to be returned to the guarantor or to a fund for the benefit of the guarantor's creditors under those circumstances.

         If a guarantee of a subsidiary were voided as a fraudulent conveyance or held unenforceable for any other reason, holders of the debt securities would be solely creditors of our company and creditors of our other subsidiaries that have validly guaranteed the debt securities. The debt securities then would be effectively subordinated to all liabilities of the subsidiary whose guarantee was voided.

         The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

         o the sum of its debts, including contingent liabilities, is greater than the fair saleable value of all of its assets; or

         o the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

         o it could not pay its debts or contingent liabilities as they become due.

         If the claims of the holders of the debt securities against any subsidiary were subordinated in favor of other creditors of the subsidiary, the other creditors would be entitled to be paid in full before any payment could be made on the debt securities. If one or more of the guarantees is voided or subordinated, we cannot assure you that after providing for all prior claims there would be sufficient assets remaining to satisfy the claims of the holders of the debt securities.

         Based upon financial and other information, we believe that the guarantees, if any, are being incurred for proper proposes and in good faith and that we, and our subsidiaries that are guarantors, on a consolidated basis, are solvent and will continue to be solvent after this offering is completed, will have sufficient capital for carrying on our business after the issuance of the debt securities and will be able to pay our debts as they mature. We cannot assure you, however, as to the standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

                                   THE COMPANY


         We are a leading manufacturer and provider of specialized security products and support services related to these products, and vehicle armor systems. Our products and systems are used domestically and internationally by military, law enforcement, security and corrections personnel, as well as governmental agencies, multinational corporations and individuals. We are organized and operated under three business divisions: Armor Holdings Products, also referred to as our Products Division, Armor Mobile Security, also referred to as our Mobile Security Division, and Simula.

         Products. Our Products Division manufactures and sells a broad range of high quality security products, equipment and related consumable items, such as concealable and tactical body armor, hard armor, duty gear, less-lethal munitions, anti-riot products, police batons, emergency lighting products, forensic products, firearms accessories, weapon maintenance products, foldable ladders and specialty gloves. Our products are marketed under brand names that are well established in the military and law enforcement communities such as AMERICAN BODY ARMOR(TM), B-SQUARE(R), BREAK FREE(R), CLP(R), DEFENSE TECHNOLOGY/FEDERAL LABORATORIES(R), DEF-TEC PRODUCTS(R), DISTRACTION DEVICE(R), FEDERAL LABORATORIES(R), FERRET(R), FIRST DEFENSE(R), IDENTICATOR(R), IDENTIDRUG(R), IMPAK(TM), LIGHTNING POWDER(R), MONADNOCK(R), NIK(R), O'GARA-HESS & EISENHARDT ARMORING COMPANY(R), PROTECH(TM), QUIKSTEP LADDERS(TM), SAFARILAND DESIGN(R), SPEEDFEED(R), and 911EP and DESIGN(TM). We sell our products through a network of over 350 distributors and sales agents, including approximately 200 in the United States. Our extensive distribution capabilities and commitment to customer service and training have enabled us to become a leading provider of security equipment to law enforcement agencies.

         Mobile Security. Our Mobile Security Division manufactures and installs ballistic and blast protected armoring systems for privately owned vehicles. Under the brand name O'GARA-HESS & EISENHARDT ARMORING COMPANY(R), we armor a variety of privately owned commercial vehicles, including limousines, sedans, sport utility vehicles, commercial trucks and cash-in-transit vehicles, to protect against varying degrees of ballistic and blast threats. Our customers in this business include international corporations and high net worth individuals. Under the brand name O'Gara-Hess & Eisenhardt, we are the sole-source provider to the U.S. military of the armor and blast protection systems for M1114 Up-Armored High Mobility Multi-Purpose Wheeled Vehicles ("HMMWVs"). We are also under contract with the U.S. Army to provide spare parts, logistics and ongoing field support services for the currently installed base of approximately 4,415 Up-Armored HMMWVs. Additionally, we provide blast and ballistic protection kits for the standard HMMWVs, which are installed on existing equipment in the field. Our Mobile Security Division is also subcontracted to develop a ballistic and blast protected armored and sealed truck cab for the High Mobility Artillery Rocket System ("HIMARS"), a program recently transitioned by the U.S. Army and U.S. Marine Corps from developmental to a low rate of initial production, deliveries of which commenced in 2003. We also supply armor sub-systems for other tactical wheeled vehicles. In addition, we supply ballistic and blast protected armoring systems to U.S. federal law enforcement and intelligence agencies and foreign heads of state.

         Simula. Simula, a wholly-owned indirect subsidiary of Armor Holdings, supplies human safety and survival systems to the U.S. military, and major aerospace and defense prime contractors. Our core markets are military aviation safety, military personnel safety, and land and marine safety. Through Simula, we provide military helicopter seating systems, helicopter cockpit airbag systems, aircraft and land vehicle armor kits, body armor and other protective equipment for military personnel, emergency bailout parachutes and survival ensembles worn by military aircrew. The primary customers for our products are the U.S. Army, U.S. Marine Corps, Boeing, and Sikorsky Aircraft. Most of Simula's aviation safety products are provided on a sole source basis. The U.S. armed forces have adopted ceramic body armor as a key element of the protective ensemble worn by our troops in Iraq and Afghanistan. Simula was the developer of this specialized product called small arms protective insert ("SAPI"), and is the largest supplier to U.S. forces. Simula was acquired by Armor Holdings on December 9, 2003, and results have been included herein since the acquisition date.


                               RECENT DEVELOPMENTS

ZYLON(R) INVESTIGATION

         Second Chance Body Armor, Inc., a body armor manufacturer and competitor to Armor Holdings, has notified its customers of a potential safety issue with its Ultima(R) and Ultimax(R) models. Second Chance Body Armor has claimed that Zylon(R) fiber, which is made by Toyobo, a Japanese corporation, and used in the ballistic fabric construction of those two models, degraded more rapidly than originally anticipated. Second Chance Body Armor has also stated that the Zylon(R) degradation problem affects the entire body armor industry, not just its products. Both private claimants and State Attorneys General have already commenced legal action against Second Chance Body Armor based upon its Ultima(R) and Ultimax(R) model vests. Second Chance Body Armor licenses from Simula a certain patented technology which is used in some of the body armor it manufactures, but to our knowledge, no lawsuit has yet been brought against Second Chance Body Armor based upon this licensed technology, although a letter was received by Simula from an attorney representing a police officer who was injured while wearing a Second Chance Body Armor vest alleging potential liability against Simula.

         We use Zylon(R) fiber in a number of concealable body armor models for law enforcement, but our design and construction are different. We have been testing our Zylon(R)-based vests since their 2000 introduction and to date these tests of our Zylon(R)-based vests show no unanticipated degradation in ballistic performance. In addition, to our knowledge, no other body armor manufacturer has reported or experienced similar problems as those cited by Second Chance Body Armor. Finally, the National Institute of Justice tests and certifies each of our body armor designs before we begin to produce or sell any particular model.

         Following the Second Chance Body Armor assertions, several key law enforcement associations have raised the issue to the U.S. Department of Justice and Attorney General's Office. The U.S. Attorney General has asked the U.S. Department of Justice to investigate the concerns and produce information to clarify the issues. We support the Attorney General's directive and the investigation.

         As Simula has licensed a soft body armor technology to Second Chance Body Armor, it may be impacted by the pending suits filed against Second Chance Body Armor and the on-going investigation being conducted by the U.S. Department of Justice. However, the licensed technology is not specifically related to use of Zylon(R) fiber in Second Chance Body Armor vests.

         The National Institute of Justice (NIJ) is engaged in an ongoing inquiry and investigation of bullet-resistant vests and the protocol for testing used vests, as well as the reliability of Zylon and other fibers. We have consulted with and cooperated fully with the NIJ in this endeavor. To date, the NIJ has embarked only in its first phase of testing, which entails vests that have been heavily worn or exposed to adverse conditions, and which involves modified ballistic standards applicable to new vests. Although some of the vests tested, including ours, experienced some level of penetration, the NIJ specifically warned against the misuse and misinterpretation of these results, emphasizing that the data produced so far is preliminary in nature, applies to a very small sample size and therefore it is not possible to draw any statistically-based conclusions from these results. The NIJ will continue to conduct further testing and analyze these issues in order to determine if any conclusions can be reached as to the performance and reliability of aged vests. We have requested the NIJ to provide us with its testing data, and we intend to evaluate and review the NIJ results in our continuing effort to assist the NIJ in developing uniform standards for certification of new vests and the testing of used vests. The NIJ continues to encourage law enforcement officers to wear body armor, in light of the fact that "the lives of more than 2,700 law enforcement officers have been saved by the use of bullet-resistant body armor over the past 30 years."

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents heretofore filed by us with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this prospectus, except as superseded or modified herein:

         (a) Our annual report on Form 10-K for the fiscal year ended December 31, 2003;

         (b) Our quarterly report on Form 10-Q for the period ended March 31, 2003;

         (c) Our quarterly report on Form 10-Q for the period ended June 30, 2003;

         (d) Our quarterly report on Form 10-Q for the period ended September 30, 2003;

         (e) Our current report on Form 8-K, Date of Event - May 5, 2003, filed on May 5, 2003;

         (f) Our current report on Form 8-K, Date of Event - July 23, 2003, filed on July 24, 2003;

         (g) Our current report on Form 8-K, Date of Event - July 26, 2003, filed on August 8, 2003;

         (h) Our current report on Form 8-K, Date of Event - August 12, 2003, filed on August 13, 2003; and

         (i) Our current report on Form 8-K, Date of Event - November 4, 2003, filed on November 5, 2003;

         (j) Our current report on Form 8-K, Date of Event - November 26, 2003 filed on December 23, 2003;

         (k) Our current report on Form 8-K, Date of Event - December 9, 2003, filed on December 23, 2003;

         (l) Our current report on Form 8-K/A, Date of Event - December 9, 2003, filed on January 22, 2004;

         (m) Our current report on Form 8-K, Dated of Event - January 27, 2004, filed on January 27, 2004;

         (n) Our current report on Form 8-K, Date of Event - February 12, 2004, filed on February 12, 2004;

         (o) Our current report on Form 8-K, Date of Event - March 22, 2004, filed on March 22, 2004;

         (p) Our definitive proxy statement on Schedule 14A filed on April 30, 2003; and

         (q) The description of our common stock contained in our registration statement on Form 8-A filed on April 29, 1999, including any amendments or reports filed for the purpose of updating that description.

         All of such documents are on file with the Commission. In addition, all documents filed by Armor Holdings, Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this prospectus and prior to termination of the offering are incorporated by reference in this prospectus and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         This prospectus incorporates herein by reference important business and financial information about us that is not included in or delivered with this prospectus. This information is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to Armor Holdings, Inc., 1400 Marsh Landing Parkway, Suite 112, Jacksonville, Florida 32250, Attention: Corporate Secretary, or call (904) 741-5400.


                           FORWARD LOOKING STATEMENTS

         Certain statements we make in this prospectus, and other written or oral statements by us or our authorized officers on our behalf, may constitute "forward looking statements" within the meaning of the Federal securities laws. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, our competitive strengths and weaknesses, our business strategy and the trends we anticipate in the industry and economies in which we operate and other information that is not historical information. Words or phrases such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes" and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, our examination of historical operating trends, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them, but we cannot assure you that our expectations, beliefs and projections will be realized.

         Before you invest in the securities described in this prospectus and any prospectus supplement hereto, you should be aware that the occurrence of the events described in the above section captioned "Risk Factors" and otherwise discussed elsewhere in this prospectus, a prospectus supplement hereto or in materials incorporated in this prospectus by reference to our other filings with the Commission, could have a material adverse affect on our business, financial condition and results of operations.

         The data included in this prospectus regarding markets and ranking, including the size of certain markets and our position and the position of our competitors within these markets, are based on independent industry publications, reports of government agencies or other published industry sources or our estimates based on management's knowledge and experience in the markets in which we operate. Our estimates have been based on information provided by customers, suppliers, trade and business organizations and other contacts in the markets in which we operate. We believe these estimates to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in a survey of market size. As a result, you should be aware that market, ranking and other similar data included in this prospectus and any prospectus supplement hereto, and estimates and beliefs based on that data, may not be reliable.

                                 USE OF PROCEEDS

         Unless we indicate otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures and other potential acquisitions. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from our sale of any securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

         Our ratio of earnings to fixed charges for the five years ended December 31, 2003 are set forth below:

                         ---------------------------------------------------------------------------------
                         FOR THE YEAR ENDED DECEMBER 31,
                         ---------------------------------------------------------------------------------
                                      1999          2000         2001         2002           2003
                         ---------------------------------------------------------------------------------
Ratio of earnings to
fixed charges                         23.8          7.6          5.7          14.9          6.3
                         =================================================================================


         The ratios of earnings to fixed charges are calculated as follows:

(income before income taxes and minority interest) + (fixed charges) - (capitalized interest)
---------------------------------------------------------------------------------------------
(fixed charges)

                       DESCRIPTION OF THE DEBT SECURITIES

         This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

         The debt securities are to be issued under an indenture which is subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"), and may be supplemented or amended from time to time following its execution. The indenture, and any supplemental indentures, will be subject to, and governed by, the TIA. The form of indenture will be filed as an exhibit to a pre-effective amendment to this prospectus. We have not yet executed an indenture. Prior to issuing any debt securities, we will be required to select a trustee for the indenture, qualify the trustee or trustees under the TIA, and execute the indenture.

         The form of the indenture will give us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the form of indenture will be described in the prospectus supplement relating to the debt securities.

         The statements made hereunder relating to the indenture and the debt securities to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indenture (including those terms made a part of the indenture by reference to the TIA) and such debt securities.

GENERAL

         The terms of each series of debt securities will be detailed or determined in the manner provided in the indenture and any applicable supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

         We will set forth in a prospectus supplement (including any pricing supplement) relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount and the following terms of the debt securities, if applicable:

         o    the title of the debt securities;

         o the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

         o any limit on the aggregate principal amount of the debt securities;

         o the date or dates on which we will pay the principal on the debt securities;

         o the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

         o the place or places where principal of, premium, and interest on the debt securities will be payable;

         o whether the debt securities rank as senior subordinated debt securities or subordinated debt securities;

         o    the terms of any guarantee of any debt securities;

         o the terms and conditions upon which we may redeem the debt securities;

         o any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

         o the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

         o the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

         o whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

         o the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

         o    the currency of denomination of the debt securities;

         o the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

         o if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

         o the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

         o whether, the ratio at which and the terms and conditions upon which, if any, the debt securities will be convertible into or exchangeable for our common stock or our other securities or securities of another person;

         o any provisions relating to any security provided for the debt securities;

         o any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

         o any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

         o any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

         o any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

TRANSFER AND EXCHANGE

         A holder will be able to transfer or exchange debt securities in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of debt securities. Holders may be required to pay all taxes due on transfer.

AMENDMENT, SUPPLEMENT AND WAIVER

         Subject to certain exceptions, the indenture and the debt securities may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for debt securities), and any existing default or compliance with any provision of the indenture relating to a particular series of debt securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding debt securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).

         Without the consent of each holder affected, an amendment or waiver may not, among other things, (with respect to any debt securities held by a non-consenting holder):

         o reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

         o reduce the principal of or change the stated maturity of any debt security;

         o reduce the rate of or change the time for payment of interest on any debt security;

         o waive a default in the payment of principal or interest on the debt securities; and

         o make any debt security in money other than that stated in the debt security.

         The right of any holder to participate in any consent required or sought pursuant to any provision of the indenture (and our obligation to obtain any such consent otherwise required from such holder) may be subject to the requirement that such holder shall have been the holder of record of any debt securities with respect to which such consent is required or sought as of a date identified by the trustee in a notice furnished to holders in accordance with the terms of the indenture.

EVENTS OF DEFAULT AND REMEDIES

         An event of default with respect to any series of debt securities will be defined in the indenture as being, among other things, default, after applicable cure periods, if any, in payment of the principal of or premium, if any, on any of the debt securities of such series; default, after applicable cure periods, if any, in payment of any installment of interest on any debt security of such series; default by us, after applicable cure periods, if any, after notice in the observance or performance of other covenants in the indenture relating to such series; and certain events involving our bankruptcy, insolvency or reorganization.

         Subject to certain limitations, the indenture will provide that the holders of not less than a certain specified percentage in principal amount of such series of debt securities then outstanding may, among other things, direct the trustee in its exercise of any trust or power. However, the holders of a majority in principal amount of the debt securities of such series then outstanding by written notice to the trustee and us may waive any default with respect to such series of debt securities.

DEFEASANCE OF INDENTURE

         Subject to certain limitations, we may, at our option and at any time, elect to have certain of our obligations discharged with respect to the outstanding debt securities by, among other things, irrevocably depositing with the trustee, in trust, for the benefit of the holders of the debt securities, cash, United States government securities, or a combination of cash in U.S. dollars and United States government securities, in amounts as will be sufficient, in the opinion of an independent firm of certified public accountants, to pay the principal of, and interest and premium, if any, on the outstanding debt securities on the stated maturity or on the applicable redemption date, as the case may be.

CONCERNING THE TRUSTEE

         If the trustee becomes a creditor of Armor Holdings or any subsidiary guarantor, the indenture will limit its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within an appropriate time period, apply to the Commission for permission to continue or resign.

         The holders of a majority in principal amount of the then outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture will provide that in case an event of default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of its own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.


                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

         We have 50,000,000 shares of common stock, par value $0.01 per share, authorized pursuant to our restated certificate of incorporation, as amended. The holders of our common stock are entitled to one vote for each share on all matters voted on by our stockholders, including the election of directors. No holders of common stock have any right to cumulative voting. Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors, the holders of our common stock will be entitled to such dividends as may be declared from time to time by our board of directors from funds legally available therefor. We currently do not, and do not intend to, pay cash dividends on our common stock in the foreseeable future, and, at this time, are restricted from doing so under the terms of our senior credit facility and the indenture governing our 8 1/4% notes, except under certain circumstances.

         In the event of a liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference and other amounts owed to the holders of our preferred stock. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

         Our common stock is listed on the New York Stock Exchange under the symbol "AH."

PREFERRED STOCK

         Our restated certificate of incorporation, as amended, authorizes our board of directors to issue, without further stockholder action, up to 5,000,000 shares of preferred stock, in one or more series, having a par value of $0.01 per share. The board of directors is authorized to fix for each such series the designation and relative rights (including, if any, conversion, participation, voting and dividend rights and stated redemption and liquidation values), preferences, limitations and restrictions, as are stated in the resolutions adopted by the board of directors and as are permitted by General Corporation Law of the State of Delaware.

                             DESCRIPTION OF WARRANTS

         We may issue warrants to purchase debt securities, shares of preferred stock, or shares or common stock. We may issue warrants independently or together with any other securities we offer pursuant to a prospectus supplement and the warrants may be attached to or separate from the securities. We will issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent. We will set forth additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.

         Each warrant will entitle the holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The exercise price may be subject to adjustment upon the occurrence of certain events, as set forth in the applicable prospectus supplement. After the close of business on the expiration date of the warrant, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the applicable prospectus supplement.

         The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

         o    the title of the warrants;

         o    the aggregate number of the warrants;

         o    the price or prices at which the warrants will be issued;

         o the designation, aggregate principal amount and terms of the securities issuable upon exercise of the warrants and the procedures and conditions relating to the exercise of the warrants;

         o the designation and terms of any related securities with which the warrants will be issued, and the number of warrants that will be issued with each security;

         o the date, if any, on and after which the warrants and the related debt securities will be separately transferable;

         o the price at which the securities purchasable upon exercise of the warrants may be purchased;

         o the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

         o the maximum or minimum number of warrants which may be exercised at any time;

         o a discussion of certain U.S. federal income tax considerations applicable to the exercise of the warrants; and

         o any other terms of the warrants and terms, procedures and limitations relating to the exercise of the warrants.

         Holders may exchange warrant certificates for new warrant certificates of different denominations, and may exercise warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise and will not be entitled to payments of principal, premium or interest on the securities purchasable upon the exercise.


                       DESCRIPTION OF SENIOR INDEBTEDNESS

         On August 12, 2003, we terminated our prior credit facility and entered into a new secured revolving credit facility with Bank of America, N.A., Wachovia Bank, National Association and a syndicate of other financial institutions arranged by Banc of America Securities LLC. The new credit facility consists of a five-year revolving credit facility and, among other things, provides for (i) total maximum borrowings of $60 million, (ii) a $25 million sub-limit for the issuances of standby and commercial letters of credit, (iii) a $5 million sub-limit for swing-line loans, and (iv) a $5 million sub-limit for multi-currency borrowings. All borrowings under the new credit facility will bear interest at either (i) a rate equal to LIBOR, plus an applicable margin ranging from 1.125% to 1.625%, (ii) an alternate base rate which will be the higher of (a) the Bank of America prime rate and (b) the Federal Funds rate plus ..50%, or (iii) with respect to foreign currency loans, a fronted offshore currency rate, plus an applicable margin ranging from 1.125% to 1.625%, depending on certain conditions. The new credit facility is guaranteed by certain of our direct and indirect domestic subsidiaries and is secured by, among other things (i) a pledge of all of the issued and outstanding shares of stock or other equity interests of certain of our direct and indirect domestic subsidiaries, (ii) a pledge of 65% of the issued and outstanding voting shares of stock or other voting equity interests of certain of our direct and indirect foreign subsidiaries, (iii) a pledge of 100% of the issued and outstanding nonvoting shares of stock or other nonvoting equity interests of certain of our direct and indirect foreign subsidiaries, and (iv) a first priority perfected security interest on certain of our domestic assets and certain domestic assets of certain of our direct and indirect subsidiaries that will become guarantors of our obligations under the new credit facility, including, among other things, accounts receivable, inventory, machinery, equipment, certain contract rights, intellectual property rights and general intangibles. As of the date of this prospectus, we are in compliance with all of our negative and affirmative covenants.


                    DESCRIPTION OF SENIOR SUBORDINATED NOTES

         On August 12, 2003 we closed a private placement of $150,000,000 aggregate principal amount of 8 1/4% senior subordinated notes due 2013, or 8 1/4% notes. The 8 1/4% notes are guaranteed by all of our domestic subsidiaries on a senior subordinated basis. If we create or acquire a new domestic subsidiary, it will also guarantee the 8 1/4% notes unless we designate the subsidiary as an "unrestricted subsidiary" under the indenture governing the 8 1/4% notes. We received approximately $147.5 million of net proceeds from the sale of the 8 1/4% notes. We used $15.0 million of the net proceeds to repay all of the outstanding amounts under our Amended and Restated Credit Agreement, dated as of August 22, 2001, $110.5 million of the net proceeds to acquire Simula, Inc. and retire Simula's outstanding indebtedness, and $7.5 million of the net proceeds to acquire Hatch Imports, Inc. We intend to use the remaining net proceeds of the offering to fund future acquisitions, repay a portion of our outstanding debt and for general corporate purposes, including the funding of working capital and capital expenditures.

         The 8 1/4% notes are our unsecured senior subordinated obligations and rank junior in right of payment to our existing and future senior debt. The guarantees of the 8 1/4% notes by all of our domestic subsidiaries, except USDS, Inc., rank junior in right of payment to all existing and future senior debt of such subsidiaries. In addition, the 8 1/4% notes are effectively subordinated to all existing and future debt and other liabilities (including trade payables) of our non-guarantor subsidiaries. The 8 1/4% notes and the guarantees rank equal in right of payment with any of our and our subsidiary guarantors' future senior subordinated debt. Neither we nor our subsidiary guarantors currently have any senior subordinated debt outstanding other than the 8 1/4% notes.

         We may redeem some or all of the 8 1/4% notes at any time on or after August 15, 2008, at redemption prices set forth in the indenture for the 8 1/4% notes. In addition, at any time prior to August 15, 2006, we may redeem up to 35% of the 8 1/4% notes from the proceeds of certain sales of our equity securities at 108.25% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption. We may make that redemption only if, after the redemption, at least 65% of the aggregate principal amount of the 8 1/4% notes remains outstanding and the redemption occurs within 60 days of the closing of the equity offering.

         Upon the occurrence of a change of control, we must offer to repurchase the 8 1/4% notes at 101% of the principal amount of the notes, plus accrued and unpaid interest to the date of repurchase.

         The indenture governing the 8 1/4% notes contains certain covenants limiting our ability and the ability of our restricted subsidiaries to, under certain circumstances:

         o    incur additional debt;

         o    issued preferred stock;

         o    prepay subordinated indebtedness;

         o pay dividends or make other distributions on, redeem or repurchase, capital stock;

         o    make investments or other restricted payments;

         o    enter into transactions with affiliates;

         o    engage in sale and leaseback transactions;

         o    issue stock of restricted subsidiaries

         o    sell all, or substantially all, of our assets;

         o    create liens on assets to secure debt; or

         o    effect a consolidation or merger.

These covenants are subject to important exceptions and qualifications as described in the indenture for the 8 1/4% notes.

         We and our subsidiary guarantors have entered into an agreement for the benefit of holders of the 8 1/4% notes, in which we and our subsidiary guarantors agreed to:

         o file a registration statement with the Commission within 150 days after the date the 8 1/4% notes are issued, with respect to an offer to exchange the 8 1/4% notes for freely tradable notes that have substantially identical terms as the 8 1/4% notes and are registered under the Securities Act.

         o use reasonable best efforts to cause the registration statement to be declared effective under the Securities Act within 195 days after the issue date of the 8 1/4% notes;

         o consummate the exchange offer within 225 days after the issue date of the 81/4% notes; and

         o file a shelf registration statement for the resale of the 8 1/4% notes if we cannot effect an exchange offer within the time periods listed above and in certain other circumstances.

  If we do not comply with any of these obligations in a timely manner, we must pay additional interest on the 8 1/4% notes as set forth in the Registration Rights Agreement we entered into in connection with the issuance of the 8 1/4% notes; provided, however, that we will only be obligated to pay additional interest during the time period in which we are in default under the terms of the Registration Rights Agreement.

                              PLAN OF DISTRIBUTION

         We may sell securities to or through underwriters and also may sell securities directly to purchasers or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement.

         We may distribute the securities from time to time in one or more transactions:

         o    at a fixed price or prices, which may be changed;

         o    at market prices prevailing at the time of sale;

         o    at prices related to such prevailing market prices; or

         o    at negotiated prices.

         We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of securities, we, or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Underwriters, dealers and agents participating in the distribution of securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit they realize on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We will describe in the applicable prospectus supplement any compensation we pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

         We may enter into agreements to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act.

         To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

         Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

         We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational requirements of the Exchange Act, and in accordance therewith we are required to file periodic reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by us can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as the Regional Offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, at the prescribed rates. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is http://www.sec.gov. The telephone number of the Public Reference Room of the Commission is 1-800-SEC-0330, and you may obtain information on the operation of the Public Reference Room by calling the Commission at such telephone number. In addition, similar information can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         With respect to the common stock, preferred stock, warrants, and debt securities, this prospectus omits certain information that is contained in the registration statement on file with the Commission, of which this prospectus is a part. For further information with respect to us and our common stock, preferred stock, warrants, and debt securities, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference in the registration statement, each such statement, each such statement being qualified in all respects by such reference. The registration statement and the exhibits may be inspected without charge at the offices of the Commission or copies thereof obtained at prescribed rates from the public reference section of the Commission at the addresses set forth above.

         You should rely on the information contained in this prospectus and in the registration statement as well as other information you deem relevant. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is an offer to sell, or a solicitation of offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale or exchange of securities, however, we have a duty to update that information while this prospectus is in use by you where, among other things, any facts or circumstances arise which, individually or in the aggregate, represent a fundamental change in the information contained in this prospectus or any material information with respect to the plan of distribution was not previously disclosed in the prospectus or there is any material change to such information in the prospectus. This prospectus does not offer to sell or solicit any offer to buy any securities other than the common stock, preferred stock, warrants, and debt securities to which it relates, nor does it offer to sell or solicit any offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

                                     EXPERTS

         The consolidated financial statements of Armor Holdings, Inc. and subsidiaries appearing in its Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by PricewaterhouseCoopers LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements incorporated in this prospectus by reference from Simula Inc.'s Annual Report on Form 10-K for the years ended December 31, 2002 and 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the securities offered hereby will be passed upon for us by Kane Kessler, P.C., New York, New York. Any underwriters will be advised about the other issues relating to any offering by their own legal counsel.

--------------------------------------------------------------------------------




                                   PROSPECTUS

                              ARMOR HOLDINGS, INC.

                                  $500,000,000

                         DEBT SECURITIES, COMMON STOCK,
                          PREFERRED STOCK, AND WARRANTS

                            ------------------------


                              ___________ __, 2004





--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses to be paid by us in connection with the distribution of the securities being registered are as set forth in the following table:

        Securities and Exchange Commission Fee                $        63,350
        *Legal Fees and Expenses                                      200,000
        *Accounting Fees and Expenses                                  35,000
        *Printing Expenses                                             50,000
        *Blue Sky Fees                                                  7,500
        *Trustee/Issuing & Paying Agent Fees and Expenses               5,000
        *Transfer Agent Fees & Expenses                                 5,000
        *Miscellaneous                                                 33,700
                                                              ------------------

        *Total                                                $       399,550
                                                              ==================

         *Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the General Corporation Law of the State of Delaware ("DGCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and
(ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

         As permitted by the DGCL, Armor Holdings' Charter provides that, to the fullest extent permitted by the DGCL, no director shall be liable to Armor Holdings or to its stockholders for monetary damages for breach of his/her fiduciary duty as a director. Delaware law does not permit the elimination of liability (i) for any breach of the director's duty of loyalty to Armor Holdings or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases or
(iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision in the Charter is to eliminate the rights of Armor Holdings and its stockholders (through stockholders' derivative suits on behalf of Armor Holdings) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

         Armor Holdings' Charter provides that Armor Holdings may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Armor Holdings) by reason of the fact that he/she is or was a director, officer, employee or agent of Armor Holdings or is or was serving at the request of Armor Holdings as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of Armor Holdings, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Armor Holdings Charter also provides that Armor Holdings may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Armor Holdings to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Armor Holdings unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Armor Holdings' Charter also provides that to the extent a director or officer of Armor Holdings has been successful in the defense of any action, suit or proceeding referred to in the previous paragraphs or in the defense of any claim, issue, or matter therein, he/she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him/her in connection therewith; that indemnification provided for in the Charter shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the Company may purchase and maintain insurance on behalf of a director or officer of the Company against any liability asserted against him/her or incurred by him/her in any such capacity or arising out of his/her status as such whether or not Armor Holdings would have the power to indemnify him/her against such liabilities under the provisions of Section 145 of the DGCL.

ITEM 16. EXHIBITS

Exhibit  Description
-------  -----------

1.1      Form of Underwriting Agreement. (3)

4.1 Form of Common Stock Certificate (filed as Exhibit 4.1 to Registration Statement No. 333-28879 on Form S-1 of the Company and incorporated herein by reference).

4.2      Form of Indenture. (2)

4.3      Form of Debt Security. (3)

4.4      Form of Certificate of Designation. (3)

4.5      Form of Warrant Agreement. (3)

4.6      Form of Warrant (included in Exhibit 4.5). (3)

5.1      Opinion of Kane Kessler, P.C. (2)

12.1     Statement of Computation of Ratio of Earnings to Fixed Charges. (1)

23.1     Consent of PricewaterhouseCoopers LLP. (1)

23.2     Consent of Deloitte & Touche LLP. (1)

23.3     Consent of Kane Kessler, P.C. (Included in Exhibit 5.1). (2)

Exhibit  Description
-------  -----------

24.1 Powers of Attorney (See signature pages of this registration statement). (1)

25.1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1. (2)

(1)      Filed herewith.
(2)      To be filed by pre-effective amendment.
(3) To be filed by amendment or by a report on Form 8-K pursuant to Item 601(b) of Regulation S-K.

ITEM 17. UNDERTAKINGS

         A.       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by Armor Holdings pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Armor Holdings's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Armor Holdings pursuant to the foregoing provisions, or otherwise, Armor Holdings has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Armor Holdings of expenses incurred or paid by a director, officer or controlling person of Armor Holdings in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Armor Holdings will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         D.       We further undertake that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by Armor Holdings pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         E. Armor Holdings hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on March 23, 2004.

                                    ARMOR HOLDINGS, INC.

                                    By: /s/ Warren B. Kanders,
                                        ----------------------------------------
                                          Warren B. Kanders,
                                          Chief Executive Officer and Chairman
                                          of the Board of Directors

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

         Signature                                 Title                                     Date
         ---------                                 -----                                     ----
/s/ Warren B. Kanders                   Chairman of the Board of                          March 23, 2004
------------------------                Directors, Chief Executive
Warren B. Kanders                       Officer and Director
                                        (principal executive officer)

/s/ Glenn J. Heiar                      Chief Financial Officer                           March 23, 2004
------------------------                (principal financial officer)
Glenn J. Heiar


/s/Nicholas Sokolow                     Director                                          March 23, 2004
------------------------
Nicholas Sokolow


/s/ Burtt R. Ehrlich                    Director                                          March 23, 2004
------------------------
Burtt R. Ehrlich

/s/ Thomas W. Strauss                   Director                                          March 23, 2004
------------------------
Thomas W. Strauss

                                        Director                                          March 23, 2004
------------------------
Alair A. Townsend

/s/ Deborah A. Zoullas                  Director                                          March 23, 2004
------------------------
Deborah A. Zoullas

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on March 23, 2004.

                                    911EP, INC.
                                    ARMOR BRANDS, INC.
                                    ARMOR HOLDINGS FORENSICS, INC.
                                    ARMOR HOLDINGS PRODUCTS, INC.
                                    ARMOR SAFETY PRODUCTS COMPANY
                                    BREAK-FREE ARMOR CORP.
                                    BREAK-FREE INC.
                                    CASCO INTERNATIONAL, INC.
                                    DEFENSE TECHNOLOGY CORPORATION
                                      OF AMERICA
                                    IDENTICATOR, INC.
                                    MONADNOCK LIFETIME PRODUCTS, INC.
                                    MONADNOCK LIFETIME PRODUCTS, INC.
                                    MONADNOCK POLICE TRAINING
                                      COUNCIL, INC.
                                    PRO-TECH ARMORED PRODUCTS OF
                                      MASSACHUSETTS, INC.
                                    RAMTECH DEVELOPMENT CORP.
                                    SAFARILAND GOVERNMENT SALES, INC.
                                    SAFARI LAND LTD, INC.
                                    SPEEDFEED ACQUISITION CORP.

                                    By: /s/Stephen E. Croskrey
                                        ---------------------------------------
                                        Stephen E. Croskrey
                                        President


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

        Signature                                  Title                                       Date
        ---------                                  -----                                       ----
/s/ Robert R. Schiller
----------------------                     Director                                          March 23, 2004
Robert R. Schiller


/s/Stephen E. Croskrey                     Director and President                            March 23, 2004
----------------------                     (principal executive officer)
Stephen E. Croskrey



/s/Mark Williams                           Treasurer                                         March 23, 2004
----------------------                     (principal financial officer)
Mark Williams


                                                          SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on March 23, 2004.

                                        AHI PROPERTIES I, INC.

                                        By: /s/ Robert R. Schiller
                                            ---------------------------------
                                              Robert R. Schiller
                                              Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

        Signature                                  Title                                       Date
        ---------                                  -----                                       ----

/s/Glenn J. Heiar                       Director and Treasurer                            March 23, 2004
---------------------------             (principal financial officer)
Glenn J. Heiar

/s/ Todd S. Smith                       Director                                          March 23, 2004
---------------------------
Todd S. Smith

/s/ Robert R. Schiller                  Chief Executive Officer                           March 23, 2004
---------------------------             (principal executive officer)
Robert R. Schiller

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on March 23, 2004.

                                   ARMORGROUP SERVICES, LLC

                                   By: /s/ Robert R. Schiller
                                       -----------------------------------------
                                         Robert R. Schiller
                                         Chief Executive Officer and President


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

        Signature                                  Title                                       Date
        ---------                                  -----                                       ----

/s/ Robert R. Schiller                  Manager, Chief Executive                          March 23, 2004
-----------------------                 Officer and President
Robert R. Schiller                      (principal executive officer)

/s/ Todd S. Smith                       Manager and Treasurer                             March 23, 2004
-----------------------                 (principal financial officer)
Todd S. Smith


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on March 23, 2004.

                                           ARMOR HOLDINGS GP, LLC

                                           By: /s/ Robert R. Schiller
                                               ---------------------------------
                                                 Robert R. Schiller
                                                 Vice President and Treasurer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

        Signature                                  Title                                       Date
        ---------                                  -----                                       ----

/s/ Todd S. Smith                       Manager                                           March 23, 2004
---------------------------
Todd S. Smith

/s/ Glenn J. Heiar                      Manager                                           March 23, 2004
---------------------------
Glenn J. Heiar

/s/ Robert R. Schiller                  Vice President and Treasurer                      March 23, 2004
---------------------------             (principal executive and
Robert R. Schiller                      financial officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on March 23, 2004.

                                   ARMOR HOLDINGS LP, LLC

                                   By: /s/ Todd S. Smith
                                       -----------------------------------------
                                         Todd S. Smith
                                         Chief Executive Officer and President


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

        Signature                                  Title                                       Date
        ---------                                  -----                                       ----

/s/ Todd S. Smith                       Manager, Chief Executive                          March 23, 2004
-----------------------                 Officer and President
Todd S. Smith                           (principal executive officer)

/s/ Robert R. Schiller                  Manager and Treasurer                             March 23, 2004
-----------------------                 (principal financial officer)
Robert R. Schiller

/s/ Glenn J. Heiar                      Manager                                           March 23, 2004
-----------------------
Glenn J. Heiar

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on March 23, 2004.

                                     ARMOR HOLDINGS MOBILE SECURITY, L.L.C.

                                     By: /s/ Robert R. Schiller
                                         ---------------------------------------
                                           Robert R. Schiller
                                           President


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

        Signature                                  Title                                       Date
        ---------                                  -----                                       ----

/s/ Robert R. Schiller                   Manager and President                            March 23, 2004
-----------------------                  (principal executive officer)
Robert R. Schiller

/s/ Glenn J. Heiar                       Manager and Treasurer                            March 23, 2004
-----------------------                  (principal financial officer)
Glenn J. Heiar

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on March 23, 2004.

                                  ARMOR HOLDINGS PAYROLL SERVICES, LLC

                                  By: /s/ Glenn J. Heiar
                                      ----------------------------------------
                                        Glenn J. Heiar
                                        Manager


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

        Signature                                  Title                                       Date
        ---------                                  -----                                       ----

/s/Edward Bayhi                         Manager                                           March 23, 2004
-------------------
Edward Bayhi

/s/ Glenn J. Heiar
-------------------                     Manager                                           March 23, 2004
Glenn J. Heiar

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on March 23, 2004.

                                 ARMOR HOLDINGS PROPERTIES, INC.

                                 By: /s/ Robert R. Schiller
                                     -------------------------------------------
                                       Robert R. Schiller
                                       Chief Executive Officer and President


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

        Signature                                  Title                                       Date
        ---------                                  -----                                       ----

/s/ Robert R. Schiller                  Director, Chief Executive                         March 23, 2004
-----------------------                 Officer and President
Robert R. Schiller                      (principal executive officer)

/s/Glenn J. Heiar                       Director and Treasurer                            March 23, 2004
-----------------------                 (principal financial officer)
Glenn J. Heiar

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on March 23, 2004.

                                          B-SQUARE, INC.

                                          By: /s/ Stephen E. Croskrey
                                              ----------------------------------
                                                Stephen E. Croskrey
                                                President

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

        Signature                                  Title                                       Date
        ---------                                  -----                                       ----
/s/ Robert R. Schiller
------------------------                Director                                          March 23, 2004
Robert R. Schiller



/s/ Stephen E. Croskrey                 Director and President                            March 23, 2004
------------------------                (principal executive officer)
Stephen E. Croskrey


/s/ Charles Ricci                       Treasurer                                         March 23, 2004
------------------------                (principal financial officer)
Charles Ricci


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on March 23, 2004.

                                        CDR INTERNATIONAL, INC.

                                        By: /s/ Glenn J. Heiar
                                            ------------------------------------
                                              Glenn J. Heiar
                                              President

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

        Signature                                  Title                                       Date
        ---------                                  -----                                       ----

/s/ Robert R. Schiller                  Director                                          March 23, 2004
----------------------
Robert R. Schiller


/s/ Glenn J. Heiar                      President and Treasurer                           March 23, 2004
----------------------                  (principal executive and
Glenn J. Heiar                          financial officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on March 23, 2004.

                               NAP PROPERTIES, LTD.

                               By: NAP Property Managers, LLC, as General
                                   Partner

                               By: Armor Holdings Properties, Inc., as Managing
                                   Member

                               By: /s/ Robert R. Schiller
                                   ---------------------------------------------
                                     Robert R. Schiller
                                     Chief Executive Officer and President

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

        Signature                                  Title                                       Date
        ---------                                  -----                                       ----

/s/ Robert R. Schiller                  Chief Executive Officer and                       March 23, 2004
------------------------                President of Armor Holdings
Robert R. Schiller                      Properties, Inc., Managing Member
                                        of General Partner of NAP Properties,
                                        Ltd.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on March 23, 2004.

                                 NAP PROPERTY MANAGERS, LLC

                                 By: Armor Holdings Properties, Inc., as
                                     Managing Member

                                 By: /s/ Robert R. Schiller
                                     ------------------------------------------
                                       Robert R. Schiller
                                       Chief Executive Officer and President


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

        Signature                                  Title                                       Date
        ---------                                  -----                                       ----

/s/ Robert R. Schiller                  Chief Executive Officer and                       March 23, 2004
------------------------                President of Armor Holdings
Robert R. Schiller                      Properties, Inc., Managing
                                        Member of NAP Property
                                        Managers, LLC

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on March 23, 2004.

                                NETWORK AUDIT SYSTEMS, INC.

                                By: /s/ Todd S. Smith
                                    -------------------------------------------
                                      Todd S. Smith
                                      Chief Executive Officer and President

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

        Signature                                  Title                                       Date
        ---------                                  -----                                       ----

/s/ Robert R. Schiller                  Director and Treasurer                            March 23, 2004
-----------------------                 (principal financial officer)
Robert R. Schiller

/s/ Todd S. Smith                       Director and Chief Executive                      March 23, 2004
----------------------                  Officer
Todd S. Smith                           (principal executive officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on March 23, 2004.

                                      NEW TECHNOLOGIES ARMOR, INC.

                                      By: /s/ Michael Anderson
                                          --------------------------------
                                            Michael Anderson
                                            President

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

        Signature                                  Title                                       Date
        ---------                                  -----                                       ----

/s/ Robert R. Schiller                  Director                                          March 23, 2004
-----------------------
Robert R. Schiller


/s/ Glenn J. Heiar                      Director                                          March 23, 2004
-----------------------


/s/ Michael Anderson                    Director and President                            March 23, 2004
-----------------------                 (principal executive officer)
Michael Anderson


/s/ John Dethman                        Director and Vice President -
-----------------------                 Finance                                           March 23, 2004
John Dethman                            (principal financial officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on March 23, 2004.

                                         O'GARA-HESS & EISENHARDT
                                           ARMORING COMPANY, L.L.C.

                                         By: /s/ Robert R. Schiller
                                             -------------------------------
                                               Robert R. Schiller
                                               Sole Manager

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

        Signature                                  Title                                       Date
        ---------                                  -----                                       ----

/s/ Robert R. Schiller                   Sole Manager                                      March 23, 2004
-----------------------
Robert R. Schiller

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on March 23, 2004.

                                   THE O'GARA COMPANY

                                   By: /s/ Gary Allen
                                       -----------------------------------------
                                         Gary Allen
                                         Chief Executive Officer and President

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

        Signature                                  Title                                       Date
        ---------                                  -----                                       ----

/s/ Gary Allen                          Director, Chief Executive                         March 23, 2004
--------------------------              Officer and President
Gary Allen                              (principal executive officer)

/s/ Robert R. Schiller                  Director                                          March 23, 2004
--------------------------
Robert R. Schiller

/s/ Glenn J. Heiar                      Treasurer                                         March 23, 2004
--------------------------              (principal financial officer)
Glenn J. Heiar


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on March 23, 2004.

                                  AHI BULLETPROOF ACQUISITION CORP.
                                  AI CAPITAL CORP.
                                  ASD CAPITAL CORP.
                                  CCEC CAPITAL CORP.
                                  INTERNATIONAL CENTER FOR SAFETY
                                    EDUCATION, INC.
                                  SAI CAPITAL CORP.
                                  SIMULA AEROSPACE & DEFENSE
                                    GROUP, INC.
                                  SIMULA, INC.
                                  SIMULA POLYMERS SYSTEMS, INC.
                                  SIMULA TECHNOLOGIES, INC.
                                  SIMULA TRANSPORTATION EQUIPMENT
                                    CORPORATION

                                  By: /s/ Robert Mecredy
                                      ------------------------------------------
                                        Robert Mecredy
                                        Chief Executive Officer and President

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

        Signature                                  Title                                       Date
        ---------                                  -----                                       ----

/s/ Robert Mecredy                      Director, Chief Executive                         March 23, 2004
-----------------------                 Officer and President
Robert Mecredy                          (principal executive officer)

/s/ Robert R. Schiller                  Director                                          March 23, 2004
-----------------------
Robert R. Schiller

/s/ Glenn J. Heiar                      Director, Chief Financial Officer,                March 23, 2004
-----------------------                 Treasurer and Secretary
Glenn J. Heiar                          (principal financial officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on March 23, 2004.

                                     HATCH IMPORTS, INC.

                                     By: /s/ Stephen E. Croskrey
                                         --------------------------------
                                           Stephen E. Croskrey
                                           President

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

        Signature                                  Title                                       Date
        ---------                                  -----                                       ----


/s/ Stephen E. Croskrey                 Director and President                            March 23, 2004
----------------------                  (principal executive officer)
Stephen E. Croskrey

/s/ Glenn J. Heiar                      Director and Vice President                       March 23, 2004
----------------------
Glenn J. Heiar


/s/ Mark Williams                       Vice President and Treasurer                      March 23, 2004
----------------------                  (principal financial officer)
Mark Williams


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on March 23, 2004.

                                     ODV HOLDINGS CORP.

                                     By: /s/ Stephen E. Croskrey
                                         ------------------------------------
                                           Stephen E. Croskrey
                                           President


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.

        Signature                                  Title                                       Date
        ---------                                  -----                                       ----


/s/ Stephen E. Croskrey                 Director and President                            March 23, 2004
----------------------                  (principal executive officer)
Stephen E. Croskrey


/s/ Glenn J. Heiar                      Chief Financial Officer                           March 23, 2004
----------------------                  (principal financial officer)
Glenn J. Heiar

/s/ Robert R. Schiller                  Director                                          March 23, 2004
----------------------
Robert R. Schiller


                                 EXHIBIT INDEX


Exhibit  Description
-------  -----------

1.1      Form of Underwriting Agreement. (3)

4.1 Form of Common Stock Certificate (filed as Exhibit 4.1 to Registration Statement No. 333-28879 on Form S-1 of the Company and incorporated herein by reference).

4.2      Form of Indenture. (2)

4.3      Form of Debt Security. (3)

4.4      Form of Certificate of Designation. (3)

4.5      Form of Warrant Agreement. (3)

4.6      Form of Warrant (included in Exhibit 4.5). (3)

5.1      Opinion of Kane Kessler, P.C. (2)

12.1     Statement of Computation of Ratio of Earnings to Fixed Charges. (1)

23.1     Consent of PricewaterhouseCoopers LLP. (1)

23.2     Consent of Deloitte & Touche LLP. (1)

23.3     Consent of Kane Kessler, P.C. (Included in Exhibit 5.1). (2)

24.1 Powers of Attorney (See signature pages of this registration statement). (1)

25.1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1. (2)

(1)      Filed herewith.
(2)      To be filed by pre-effective amendment.
(3) To be filed by amendment or by a report on Form 8-K pursuant to Item 601(b) of Regulation S-K.